As Filed With the Securities and Exchange Commission on September 22, 2003

Investment Company Act File No. 811-09049

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE

            INVESTMENT COMPANY ACT OF 1940            ☒

                                  Amendment No. 15                              ☒

(Check appropriate box or boxes) [X]

MERCURY MASTER TRUST

(Exact Name of Registrant as Specified in Charter)

800 Scudders Mill Road, Plainsboro, New Jersey 08536

(Address of Principal Executive Offices)

(888) 763-2260

(Registrant’s Telephone Number, Including Area Code)

Terry K. Glenn

800 Scudders Mill Road

Plainsboro, New Jersey 08536

Mailing Address: P.O. Box 9011

Princeton, New Jersey 08543-9011

(Name and Address of Agent for Service)

Copies to:
Counsel for the Trust: Joel H. Goldberg, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022	Andrew J. Donohue, Esq. Fund Asset Management, L.P. P.O. Box 9011 Princeton, N.J. 08543-9011

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

Parts A and B of Amendment No. 14 to the Registrant’s Registration Statement, dated March 27, 2003, which relate to the Merrill Lynch Master Global Balanced Portfolio are incorporated by reference into this Amendment No. 15 to the Registrant’s Registration Statement.

Mercury Master Trust is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with (a) Post-Effective Amendment No. 5 of the Registration Statement on Form N-1A (Securities Act File No. 333-56205 and Investment Company Act File No. 811-08797) of Merrill Lynch Pan-European Growth Fund of Mercury Funds, Inc. (“ML Pan-European Growth”), as filed with the Securities and Exchange Commission (the “Commission”) on September 17, 2003, and as amended from time to time; (b) Post-Effective Amendment No. 5 of the Registration Statement on Form N-1A (Securities Act File No. 333-56203 and Investment Company Act File No. 811-08797) of Merrill Lynch International Fund of Mercury Funds, Inc. (“ML International”), as filed with the Commission on September 17, 2003, and as amended from time to time; and (c) Post-Effective Amendment No. 8 of the Registration Statement on Form N-1A (Securities Act File No. 333-85731 and Investment Company Act File No. 811-08797) of Merrill Lynch Small Cap Growth Fund of Mercury Funds, Inc. (“ML Small Cap Growth”), as filed with the Commission on September 17, 2003, and as amended from time to time.

i

*	Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Merrill Lynch Master International Portfolio

Merrill Lynch Master Pan-European Growth Portfolio

Merrill Lynch Master Small Cap Growth Portfolio

PART A

Mercury Master Trust (the “Trust”) is an open-end management investment company which was organized as a Delaware statutory trust on April 23, 1998. On September 6, 2000 the Trust changed its name from Mercury Asset Management Master Trust to Mercury Master Trust. Merrill Lynch Master Pan-European Growth Portfolio (“Pan-European Growth Portfolio”), Merrill Lynch Master International Portfolio (“International Portfolio”) and Merrill Lynch Master Small Cap Growth Portfolio (“Small Cap Growth Portfolio”) (together, the “Portfolios” and each, a “Portfolio”) are each separate series of the Trust. Each Portfolio is a diversified investment company with a different investment objective and policies. There can, of course, be no assurance that the respective investment objective of each Portfolio can be achieved.

Item 4.    Investment Objectives, Principal Investment Strategies, and Related Risks.

INTERNATIONAL PORTFOLIO AND PAN-EUROPEAN GROWTH PORTFOLIO

International Portfolio

International Portfolio’s objective is long-term capital growth through investments primarily in a diversified portfolio of equity securities of companies located outside the United States.

Outlined below are the main strategies the International Portfolio uses in seeking to achieve its objective.

The Portfolio chooses investments predominantly using a “bottom up” investment style using a global sector-based investment process. International Portfolio will, under normal circumstances, invest at least 80% of its total assets in equity securities of at least two different countries outside the United States.

International Portfolio invests in securities of companies located in developed countries and countries with emerging capital markets outside the United States. International Portfolio may invest, without limit, in countries with emerging capital markets, including countries in Eastern Europe, Latin America and the Far East. International Portfolio allocates investments to countries that the management of the Portfolio believes, based on an evaluation of economic, political and social factors, present good prospects for overall economic growth.

Pan-European Growth Portfolio

Pan-European Growth Portfolio’s objective is long-term capital growth through investments primarily in a diversified portfolio of equity securities of companies located in Europe.

Outlined below are the main strategies the Pan-European Growth Portfolio uses in seeking to achieve its objective.

In selecting securities, the Portfolio emphasizes those securities that Portfolio management believes are undervalued or have good prospects for earnings growth. To the extent that growth style investing is out of favor, the Pan-European Growth Portfolio may receive lower returns. Pan-European Growth Portfolio will, under normal circumstances, invest at least 80% of its assets in equity securities of companies located in Europe.

Pan-European Growth Portfolio invests primarily in securities of companies located in developed European countries, including Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. Growth style investing may go in and out of favor. To the extent that growth style companies are out of favor, the Portfolio may receive lower returns.

The Portfolio may also invest in securities of companies located in developing European countries, including Bulgaria, the Czech Republic, Hungary, Poland, Romania, Slovakia, and the states that formerly comprised Yugoslavia and the Soviet Union. Pan-European Growth Portfolio does not allocate investments based on its analysis of the overall prospects for a particular European country.

International Portfolio and Pan-European Growth Portfolio

Equity securities consist of:

•	Common Stock

•	Preferred Stock

•	Securities convertible into Common Stock

•	Derivative securities or instruments, such as options (including warrants) and futures, the value of which is based on a common stock or group of common stocks

A company’s stock is considered to be undervalued when the stock’s current price is less than what Portfolio management believes a share of the company is worth. Portfolio management feels a company’s worth can be assessed by several factors such as:

•	financial resources

•	value of assets

•	sales and earnings growth

•	product development

•	quality of management

•	overall business prospects

The Portfolios consider a company to be “located” in the country where:

•	It is legally organized, or

•	The primary trading market for its securities is located, or

•	At least 50% of the company’s (and its subsidiaries’) non-current assets, capitalization, gross revenues or profits have been located during one of the last two fiscal years.

A company’s stock may become undervalued when most investors fail to perceive the company’s strengths in one or more of these areas. A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. A Portfolio’s evaluation of the prospects for a company’s industry or market sector is an important factor in evaluating a particular company’s earnings prospects. Current income from dividends and interest will not be an important consideration in selecting portfolio securities for a Portfolio. Both Portfolios may invest in companies of any size, but each Portfolio tends to focus on medium and large companies. The Portfolios have no stated minimum holding period for investments, and each will buy or sell securities whenever the Portfolio’s management sees an appropriate opportunity. A Portfolio does not consider potential tax consequences to investors when it sells securities.

Each Portfolio may invest in derivatives to hedge (protect against price movements) or to enable it to reallocate its investments more quickly than it could by buying and selling the underlying securities. The derivatives that each Portfolio may use include futures, forwards, options, indexed and inverse securities and swaps. There can be no assurance that each Portfolio’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. Each Portfolio is not required to hedge and may choose not to do so.

Other Strategies. In addition to the main strategies discussed above, the International Portfolio and  Pan-European Growth Portfolio may use certain other investment strategies.

Each Portfolio may invest in debt securities that are issued together with a particular equity security.

Each Portfolio will normally invest most of its assets as described above. Each Portfolio may, however, invest in short-term instruments, such as money market securities, and repurchase agreements for temporary emergency purposes or to meet redemptions. Each Portfolio may also invest, without limit, in short-term investments, purchase high quality bonds or buy or sell derivatives to reduce exposure to equity securities when the Portfolio believes it is advisable to do so (on a temporary defensive basis). Short-term investments and temporary defensive positions may limit the potential for growth in the value of an interest in the Portfolio, and may, therefore, limit the Portfolio’s ability to achieve its investment objective.

Each Portfolio may also lend its portfolio securities and invest uninvested cash balances in affiliated money market funds.

SMALL CAP GROWTH PORTFOLIO

Small Cap Growth Portfolio’s objective is long-term capital growth.

Outlined below are the main strategies the Small Cap Growth Portfolio uses in seeking to achieve its objective.

In selecting securities, the Portfolio emphasizes those securities that Portfolio management believes have above average prospects for earnings growth. The Portfolio may also invest in securities that Portfolio management believes are undervalued.

Small Cap Growth Portfolio will, under normal circumstances, invest at least 80% of its assets in equity securities of small cap companies and invest at least 80% of its assets in securities or instruments of issuers located in the United States. These are non-fundamental policies of the Portfolio and may not be changed without 60 days prior notice to shareholders. For purposes of the Portfolio’s investment policy, small cap companies are those whose market capitalization is similar to the market capitalization of companies in the Russell 2000® Index or the S&P SmallCap 600® Index at the time of the Portfolio’s investment. Companies whose capitalization no longer meets this definition after purchase continue to be considered small market cap companies for purposes of the Fund’s 80% investment policy. As of June 30, 2003, the Russell 2000® included companies with capitalizations up to $1.2 billion and the S&P SmallCap 600® included companies with capitalizations up to $2.96 billion. The market capitalizations of companies in each index change with market conditions and the composition of the index. A company’s market capitalization may go up or down due to market fluctuations. The Portfolio will not sell a company’s securities solely because that Company’s market capitalization rises above the Portfolio’s definition of small cap company.

Equity securities consist of:

•	Common Stock

•	Preferred Stock

•	Securities convertible into Common Stock

•	Derivative securities or instruments such as options (including warrants) and futures, the value of which is based on a common stock or group of common stocks

A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. The Portfolio’s evaluation of the prospects for a company’s industry or market sector is an important factor in evaluating a particular company’s earnings prospects. A company’s stock is considered to be undervalued when the stock’s current price is less than what Portfolio management believes a share of the company is worth. Portfolio management feels a company’s worth can be assessed by several factors, such as:

•	sales and earnings growth

•	quality of management

•	financial resources

•	product development

•	overall business prospects

•	position to take advantage of new technologies or emerging industries

•	value of assets

A company’s stock may become undervalued when most investors fail to perceive the company’s strengths in one or more of these areas. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.

The Portfolio has no stated minimum holding period for investments, and will buy or sell securities whenever Portfolio management sees an appropriate opportunity. The Portfolio may engage in active and frequent trading of its investments. Frequent trading will increase the Portfolio’s commission costs, and may increase taxable dividends. The Portfolio does not consider potential tax consequences to Portfolio shareholders when it sells securities.

Other Strategies. In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies.

The Portfolio will normally invest most of its assets as described above. The Portfolio may, however, invest in short-term instruments, such as money market securities and repurchase agreements for temporary emergency purposes, including to meet redemptions. The Portfolio may also invest, without limit, in short-term investments, including money market funds, purchase high quality bonds or buy or sell derivatives to reduce exposure to equity securities when the Portfolio believes it is advisable to do so (on a temporary defensive basis). Short term investments and temporary defensive positions may limit the potential for growth in the value of your shares and may, therefore, limit the Portfolio’s ability to achieve its investment objective.

The Portfolio may also lend its portfolio securities and invest its uninvested cash balances in affiliated money market funds.

The Portfolio may invest in debt securities that are issued together with a particular equity security. The Portfolio may invest in derivatives to hedge (protect against price movements) or to enable it to reallocate its investments more quickly than it could by buying and selling the underlying securities. The derivatives that the Portfolio may use include futures, forwards, options, indexed and inverse securities and swaps. There can be no assurance that the Portfolio’s hedging strategies will reduce risk or that hedging transactions will be either available or cost effective. The Portfolio is not required to hedge and may choose not to do so. The Portfolio may also purchase securities in initial public offerings.

The Portfolio may also invest in equity securities of companies of any market capitalization located outside the United States and of medium or large capitalization companies located in the United States. Normally, foreign investments will represent 10% or less of the Portfolio’s assets.

INVESTMENT RISKS

This section contains a summary discussion of the general risks of investing in a Portfolio. As with any fund, there can be no guarantee that a Portfolio will meet its objective or that a Portfolio’s performance will be positive for any period of time.

INTERNATIONAL PORTFOLIO AND PAN-EUROPEAN GROWTH PORTFOLIO

Set forth below are the main risks of investing in the Portfolios.

Foreign Market Risk

Since the International and Pan-European Growth Portfolios primarily invest in non-U.S. securities, they offer the potential for more diversification than a fund that invests only in the United States. This is because securities traded on non-U.S. markets have often (though not always) performed differently from securities traded in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that a Portfolio will lose money. In particular, a Portfolio is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may make it difficult for a Portfolio to buy and sell securities on those exchanges. In addition, prices of non-U.S. securities may go up and down more than prices of securities traded in the United States.

Foreign Economy Risk

The economies of certain non-U.S. markets often do not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and may be more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retalitory measures.

Investments in non-U.S. markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, governments of certain countries may prohibit or impose substantial restrictions on investing in their capital markets or in certain industries. Any of these actions could affect security prices, impair a Portfolio’s ability to purchase or sell non-U.S. securities or transfer a Portfolio’s assets or income back into the United States, or otherwise adversely affect a Portfolio’s operations.

Other non-U.S. market risks may include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in non-U.S. countries may be less extensive than those available to investors in the United States.

Currency Risk

Securities in which a Portfolio invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of a Portfolio’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Certain Risks of Holding Portfolio Assets Outside the United States

The International and Pan-European Growth Portfolios each generally holds its non-U.S. securities and cash in non-U.S. banks and securities depositories. Some non-U.S. banks and securities depositories may be recently organized or new to the non-U.S. custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on a Portfolio’s ability to recover its assets if a non-U.S. bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for a Portfolio to buy, sell and hold securities in certain non-U.S. markets than in the United States. The increased expense of investing in non-U.S. markets reduces the amount a Portfolio can earn on its investments and typically results in a higher operating expense ratio for a Portfolio than for investment companies invested only in the United States.

Settlement Risk

Settlement and clearance procedures in certain non-U.S. markets may differ significantly from those in the United States and may involve certain risks not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

Settlements in certain non-U.S. countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for a Portfolio to carry out transactions. If a Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If a Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines, or if it has contracted to sell the security to another party, a Portfolio could be liable to that party for any losses incurred.

Governmental Supervision and Regulation/Accounting Standards

Many non-U.S. governments may supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Some countries do not have the same laws to protect investors the way U.S. securities laws do. For example, some non-U.S. countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on non-public information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Portfolio management to completely and accurately determine a company’s financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount a Portfolio can earn on its investments.

Emerging Market Risks

The risks of non-U.S. investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier because they may develop unevenly and/or never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, the securities markets in many of these countries have far lower trading volumes and less liquidity than developed markets. Since these markets are so small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earning ratios, may not apply to certain small markets.

Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments may be more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.

Value Investing Style Risk

The Pan-European Growth Portfolio follows an investment style that favors value investments. Historically, value investments have performed best during periods of economic recovery. Therefore, the value investing style may over time go in and out of favor. At times when the value investing style is out of favor, the Portfolio may underperform other equity funds that use different investment styles.

SMALL CAP GROWTH PORTFOLIO

Set forth below are the main risks of investing in the Portfolio.

Small Cap Risk

Small cap companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails, or if management changes, or there are other adverse developments, the Portfolio’s investment in a small cap company may lose substantial value.

The securities of small cap companies generally trade in lower volumes and are subject to greater and less predictable price changes than the securities of larger, more established companies. In addition, small cap securities may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Investing in smaller companies requires a long term view.

Growth Investing Style Risk

The Small Cap Growth Portfolio follows an investment style that favors growth investments. Historically, growth investments have performed best during the latter stages of economic expansion. Therefore, the growth investing style may over time go in and out of favor. At times, when the growth investing style is out of favor, the Portfolio may underperform other equity funds that use different investment styles.

The Portfolio may also be subject to certain other risks associated with its investments and investment strategies, including:

Foreign Securities Risks

The Small Cap Growth Portfolio may invest in companies located in countries other than the United States. This may expose the Portfolio to risks associated with foreign investments.

•	The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates.

•	The costs of non-U.S. Securities transactions tend to be higher than those of U.S. transactions.

•	These holdings may be adversely affected by foreign government action.

•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings.

Initial Public Offering Risk

The volume of initial public offerings and the levels at which the newly issued stocks trade in the secondary market are affected by the performance of the stock market overall. If initial public offerings are brought to the market, availability may be limited and the Portfolio may not be able to buy any shares at the offering price, or if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. In addition, the prices of securities involved in initial public offerings are often subject to greater and more unpredictable price changes than more established stocks.

ALL PORTFOLIOS

Set forth below are additional main risks of investing in the Portfolios.

Market Risk and Selection Risk

Market risk is the risk that a stock or bond market in one or more countries in which a Portfolio invests will go down in value, including the possibility that one or more markets will go down sharply and unpredictably. Selection risk is the risk that the securities that Portfolio management selects will underperform the markets, the relevant indices or other portfolios with similar investment objectives and investment strategies.

The Portfolios may also be subject to certain other risks associated with their investments and investment strategies, including:

Securities Lending

Each Portfolio may lend securities with a value not exceeding 33 1/3% of its total assets to financial institutions that provide cash or government securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, a Portfolio may lose money and there may be a delay in recovering the loaned securities. A Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to a Portfolio.

Borrowing and Leverage

The use of borrowing can create leverage. Leverage increases a Portfolio’s exposure to risk by increasing its total investments. If a Portfolio borrows money to make more investments than it otherwise could or to meet redemptions, and the Portfolio’s investments go down in value, the Portfolio’s losses will be magnified. Borrowing will cost the Portfolio interest expense and other fees. Certain securities that a Portfolio buys may create leverage, including, for example, options and indexed and inverse securities. Like borrowing, these investments may increase a Portfolio’s exposure to risk.

Derivatives

A Portfolio may use derivative instruments, including futures, forwards, options, indexed and inverse securities and swaps. Derivatives may allow a Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments.

Derivatives are volatile and involve significant risks, including:

•	Credit Risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to a Portfolio.

•	Currency Risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

•	Leverage Risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investment) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

•	Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

•	Index Risk — If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, a Portfolio could receive lower interest payments or experience a reduction in the value of the derivative to below what a Portfolio paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage to the extent that they increase or decrease in value at a rate that is a multiple of the charges in the applicable index.

A Portfolio may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which a Portfolio uses a derivative to offset the risks associated with other Portfolio holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by a Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by a Portfolio, in which case, any losses on the holdings being hedged may not be reduced. There can be no assurance that a Portfolio’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Portfolios are not required to use hedging and may choose not to do so.

Convertibles

Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

Debt Securities

Debt securities, such as bonds, involve credit risk. This is the risk that the borrower will not make timely payments of principal and interest. The degree of credit risk depends on the issuer’s financial condition and on the terms of the bonds. These securities are also subject to interest rate risk. This is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

The Portfolios may also be subject to certain other risks associated with their investments and investment strategies, including:

Illiquid Securities

Each Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If a Portfolio buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Restricted Securities

Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that a Portfolio buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. A Portfolio may be unable to sell them on short notice or may be able to sell them only at a price below current value. A Portfolio may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if a Portfolio’s management receives material adverse nonpublic information about the issuer, the Portfolio will not be able to sell the securities.

Rule 144A Securities

Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

If you would like further information about the Portfolios, including how they invest, please see Part B.

Item 6.    Management, Organization, and Capital Structure

Investment Adviser

Merrill Lynch Investment Managers International Limited (“MLIMIL”) manages the International Portfolio and Pan-European Growth Portfolio. Fund Asset Management, L.P. (“FAM”) manages the Small Cap Growth Portfolio. MLIMIL and FAM are each referred to herein as the “Investment Adviser.” Each Investment Adviser manages each Portfolio’s investments under the overall supervision of the Board of Trustees of the Mercury Master Trust. Each Investment Adviser and its affiliates have the responsibility for making all investment decisions for each Portfolio.

As of August 2003 the Investment Advisers and their affiliates managed portfolios with approximately $464 billion in assets for individuals and institutions seeking investments worldwide. This amount includes assets managed for the Investment Advisers’ affiliates.

With respect to International Portfolio and Pan-European Growth Portfolio, the Investment Adviser is paid at the annual rate of 0.75% of the Portfolio’s average daily net assets not exceeding $500 million and 0.70% of the Portfolio’s average daily net assets in excess of $500 million. For the fiscal year ended May 31, 2003, the Investment Adviser received a fee from each of the International Portfolio and Pan-European Growth Portfolio at the annual rate of 0.75% of each Portfolio’s average daily net assets. For the fiscal year ended May 31, 2003, the Investment Adviser received a fee from Small Cap Growth Portfolio at the annual rate of 0.70% of the Portfolio’s average daily net assets.

FAM, an affiliate of MLIMIL, may manage all or a portion of the International Portfolio and the  Pan-European Growth Portfolio’s daily cash assets, to the extent not managed by MLIMIL. These Portfolios do not pay any incremental fee for this service, although MLIMIL may make payments to FAM. MLIMIL may provide assistance to FAM in managing the Small Cap Growth Portfolio or may manage all or a portion of the Small Cap Growth Portfolio to the extent not managed by FAM. The Small Cap Growth Portfolio does not pay any incremental fee for this service, although FAM may make payments to MLIMIL.

International Portfolio is managed by the EAFA Equities team of investment professionals who participate in the team’s research process and stock selection. The investment professional who is primarily responsible for the day-to-day management of the Portfolio is Ian Rowley. Ian Rowley, Team Leader of the London-based Global Equity Team since March 2002, has been a Director of an affiliate of the Investment Adviser since June 2001. Prior to June 2001, he was head of Global Equity Strategy at UBS Asset Management. Mr. Rowley has been the Portfolio’s lead portfolio manager since 2002.

Pan-European Growth Portfolio is managed by a team of investment professionals who participate in the team’s research process and stock selection. The senior investment professionals in this group include: Hu Aarts, Patrick Degorce, Simon Flood, Samuel Joab, Michel Legros and James Macmillan. Samuel Joab is primarily responsible for the day-to-day management of the Portfolio’s portfolio and has been the Portfolio’s lead portfolio manager since 2002. Mr. Joab is a Director of Merrill Lynch Investment Managers International Limited and has been employed therewith since 1992.

Small Cap Growth Portfolio is managed by the U.S. small cap team, which consists of investment professionals who are responsible for research and stock selection recommendations for the Portfolio. These investment professionals are also part of a larger U.S. investment team which exchanges research and discusses trends regarding U.S. industries. Ronald J. Zibelli, Jr. is the senior portfolio manager of the Portfolio and is primarily responsible for the day-to-day management of the Portfolio’s portfolio. Mr. Zibelli is a Director of Merrill Lynch Investment Managers and has been a portfolio manager therewith since 1999. Mr. Zibelli was a senior small cap portfolio manager with Chase Asset Management from 1997 to 1999. He has been the Portfolio’s senior portfolio manager since 2002.

CAPITAL STOCK

Investors in the Trust have no preemptive or conversion rights and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust or Portfolio, investors would be entitled to share, in proportion to their investment in the Trust or the Portfolio (as the case may be), in the assets of the Trust or Portfolio available for distribution to investors.

The Trust is organized as a Delaware statutory trust and currently consists of twenty-four Portfolios, of which four are currently in operation. Each investor is entitled to a vote in proportion to its investment in the Trust or the Portfolio (as the case may be). Investors in a Portfolio will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the particular Portfolio. The Trust reserves the right to create and issue interests in additional Portfolios.

Investments in the Trust may not be transferred, but an investor may withdraw all or any portion of its investment in any Portfolio at net asset value on any day on which the New York Stock Exchange is open.

Item 7.    Shareholder Information

Pricing

Each Portfolio calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open, as of the close of business on the Exchange based on prices at the time of closing. The New York Stock Exchange generally closes at 4:00 p.m. Eastern time. If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the New York Stock Exchange, those securities may be valued at their fair value. The net asset value used in determining the price of an interest in the Portfolio is the next one calculated after the purchase or redemption order is placed. The net asset value is determined by deducting the amount of the Portfolio’s total liabilities from the value of its total assets.

Non-U.S. securities owned by a Portfolio may trade on weekends or other days when the Portfolio does not price its interests. As a result, a Portfolio’s net asset value may change on days when an investor will not be able to purchase or redeem the Portfolio’s interests. Securities and assets for which market quotations are not readily available are generally valued at fair value as determined in good faith by or under the direction of the Board of Trustees.

Each investor in the Trust may add to or reduce its investment in a Portfolio on each day the New York Stock Exchange is open for trading. The value of each investor’s beneficial interest in a Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in such Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor’s percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in such Portfolio after the close of business of the New York Stock Exchange on the next determination of net asset value of the Portfolio.

PURCHASE OF SECURITIES

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in each Portfolio of the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in a Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the respective Portfolio’s custodian bank by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

REDEMPTION

An investor in the Trust may withdraw all or a portion of its investment in any Portfolio on any day the New York Stock Exchange is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in any Portfolio of the Trust may not be transferred.

TAX CONSEQUENCES

Under the anticipated method of operation of the Portfolios, each Portfolio will be treated as a separate partnership for federal income tax purposes and, thus, will not be subject to federal income tax. Based upon the status of each Portfolio as a partnership, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of such Portfolio’s ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations promulgated thereunder.

It is intended that each Portfolio’s assets, income and distributions will be managed in such a way that an investor in any Portfolio will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Portfolio.

Item 8.    Distribution Arrangements

Investments in a Portfolio will be made without a sales charge. All investments are made at the net asset value next determined after an order is received by the Portfolio. The net asset value of each Portfolio is determined on each day the New York Stock Exchange is open for trading.

The Trust’s placement agent is FAM Distributors, Inc.

Merrill Lynch Master International Portfolio

Merrill Lynch Master Pan-European Growth Portfolio

Merrill Lynch Master Small Cap Growth Portfolio

PART B

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 10.    Cover Page and Table of Contents

Merrill Lynch Master International Portfolio (“International Portfolio”), Merrill Lynch Master  Pan-European Growth Portfolio (“Pan-European Growth Portfolio”) and Merrill Lynch Master Small Cap Growth Portfolio (“Small Cap Growth Portfolio”) (together, the “Portfolios” and each, a “Portfolio”) are each a separate series of Mercury Master Trust (the “Trust”). This Statement of Additional Information is not a Prospectus and should be read in conjunction with the Prospectus of each Portfolio, dated September 22, 2003 (each, a “Prospectus”).

The Trust is part of a master-feeder structure. As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No. 5 of the Registration Statement on Form N-1A (Securities Act File No. 333-56205 and Investment Company Act File No. 811-08797) of Merrill Lynch Pan-European Growth Fund of Mercury Funds, Inc. (“ML Pan-European Growth”), as filed with the Commission on September 17, 2003, and as amended from time to time (“ML Pan-European Growth Registration Statement”); (b) Post-Effective Amendment No. 5 of the Registration Statement on Form N-1A (Securities Act File No. 333-56203 and Investment Company Act File No. 811-08797) of Merrill Lynch International Fund of Mercury Funds, Inc. (“ML International”), as filed with the Commission on September 17, 2003, and as amended from time to time (“ML International Registration Statement”); and (c) Post-Effective Amendment No. 8 of the Registration Statement on Form N-1A (Securities Act File No. 333-85731 and Investment Company Act File No. 811-08797) of Merrill Lynch Small Cap Growth Fund of Mercury Funds, Inc. (“ML Small Cap Growth”), as filed with the Commission on September 17, 2003, and as amended from time to time (“ML Small Cap Growth Registration Statement”). Part A of the ML Pan-European Growth Registration Statement includes the prospectus of ML Pan-European Growth. Part B of the ML Pan European Growth Registration Statement includes the statement of additional information of ML Pan European Growth. Part A of the ML International Registration Statement includes the prospectus of ML International. Part B of the ML International Registration Statement includes the statement of additional information of ML International. Part A of the ML Small Cap Growth Registration Statement includes the prospectus of ML Small Cap Growth. Part B of the ML Small Cap Growth Registration Statement includes the statement of additional information of ML Small Cap Growth.

ML Pan-European Growth, ML International, ML Small Cap Growth and any other feeder fund that may invest in the Trust are referred to herein as “Feeder Funds.” The ML Pan-European Growth Registration Statement, ML International Registration Statement and ML Small Cap Growth Registration Statement are collectively referred to herein as the “Feeder Fund Registration Statements.”

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which are to be used or distributed as a stand-alone document. This Registration Statement has been filed with the Commission and can be obtained, without charge, by calling the Trust at 1-888-763-2260, or by writing to Mercury Master Trust, PO Box 9011, Princeton, New Jersey 08543-9011. The financial statements which relate to the International Portfolio, Pan-European Growth Portfolio and the Small Cap Growth Portfolio are incorporated into this Statement of Additional Information by reference to their 2003 Annual Reports. In addition, the financial statements which relate to the Merrill Lynch Master Global Balanced Portfolio are

incorporated into this Statement of Additional Information by reference to its 2002 Annual Report and its 2003 Semi-Annual Report. You may request copies of the Annual and Semi-Annual reports at no charge by calling 1-888-763-2260 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day. The Prospectus and Statement of Additional Information included in Amendment No. 14 to the Registrant’s Registration Statement, dated March 28, 2003, which relate to the Merrill Lynch Master Global Balanced Portfolio are incorporated by reference into this Statement of Additional Information.

A consolidated table of contents for this Registration Statement is included on page 1.

The date of this Statement of Additional Information is September 22, 2003.

Item 11.    Trust History

The Trust is a Delaware statutory trust organized on April 23, 1998. On September 8, 2000 the Trust changed its name from Mercury Asset Management Master Trust to Mercury Master Trust. International Portfolio, Pan-European Growth Portfolio and Small Cap Growth Portfolio are each a separate series of the Trust.

Item 12.    Description of the Portfolios and Their Investments and Risks

The following information supplements and should be read in conjunction with Item 4 of the Trust’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of each Portfolio of the Trust, the types of securities purchased by each Portfolio, the investment techniques used by each Portfolio, and certain risks relating thereto, as well as other information relating to each Portfolio’s investment programs, is incorporated herein by reference from Part A and Part B of each Feeder Fund Registration Statement.

Item 13.    Management of the Registrant

Trustees and Officers

The Board of Trustees of the Trust currently consists of seven individuals, six of whom are not “interested persons” of the Trust as defined in the Investment Company Act (the “non-interested Trustees”). The Board of Trustees is responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the trustees of investment companies by the Investment Company Act.

Each non-interested Trustee is a member of the Trust’s Audit and Nominating Committee (the “Committee”). The principal responsibilities of the Committee are the appointment, compensation and oversight of the Trust’s independent accountants, including the resolution of disagreements regarding financial reporting between Trust management and such independent accountants. The Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Trust; (ii) discuss with the independent accountants certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls and Trust management’s responses thereto. The Board of the Trust has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Trustees. The Committee generally will not consider nominees recommended by shareholders. The Committee has retained independent legal counsel to assist it in connection with these duties. The Committee met four times during the fiscal year ended May 31, 2003.

Certain biographical and other information relating to the non-interested Trustees of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by Merrill Lynch Investment Managers, L.P. (“MLIM”), FAM or their affiliates, including MLIMIL, (“MLIM/FAM-advised funds”) and other public directorships:

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
David O. Beim (63)	Trustee	Trustee since 1998	Professor of Finance and Economics at the Columbia University Graduate School of Business from 1997 to 2002; Chairman of Outward Bound U.S.A. since 1997; Chairman of Wave Hill, Inc. since 1990.	10 registered investment companies consisting of 17 portfolios	None

James T. Flynn (64)	Trustee	Trustee since 1998	Chief Financial Officer of J.P. Morgan & Co. Inc. from 1990 to 1995 and an employee of J.P. Morgan in various capacities from 1967 to 1995.	10 registered investment companies consisting of 17 portfolios	None

Todd Goodwin (72)	Trustee	Trustee since 2002	General Partner of Gibbons, Goodwin, van Amerongen (investment banking firm) since 1984; Director of Johns Manville Corporation (building materials)	9 registered investment companies consisting of 16 portfolios	None

George W. Holbrook, Jr. (72)	Trustee	Trustee since 2002	Managing Partner of Bradley Resources Company (private investment company) and associated with that firm and its predecessors since 1953; Director of Thoratec Laboratories Corporation (medical device manufacturers )	9 registered investment companies consisting of 16 portfolios	Thoratec Corporation

W. Carl Kester (51)	Trustee	Trustee since 1998	Industrial Bank of Japan Professor of Finance, Senior Associate Dean and Chairman of the MBA Program of Harvard University Graduate School of Business Administration since 1999; James R. Williston Professor of Business Administration of Harvard University Graduate School of Business from 1997 to 1999; MBA Class of 1958 Professor of Business Administration of Harvard University Graduate School of Business Administration from 1981 to 1997; Independent Consultant since 1978.	10 registered investment companies consisting of 17 portfolios	None

Karen P. Robards (53)	Trustee	Trustee since 1998	President of Robards & Company, a financial advisory firm since 1987; formerly an investment banker with Morgan Stanley for more than ten years; Director of Enable Medical Corp. since 1996; Director of AtriCure, Inc. since 2000; Director of CineMuse Inc. from 1996 to 2000; Director of the Cooke Center for Learning and Development, a not-for-profit organization, since 1987.	10 registered investment companies consisting of 17 portfolios	None

*	The address of each non-interested Trustee is P.O. Box 9095 Princeton, New Jersey 08543-9095.
**	Each Trustee serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation or removal as provided in the Trust’s by-laws, charter or by statute.

Certain biographical and other information relating to the Trustee who is an officer and “interested person” of the Trust as defined in the Investment Company Act (the “interested Trustee”) and to the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised funds and public directorships.

Name, Address* and Age	Position(s) Held with the Trust	Term of Office and Length** of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIMIL and Affiliates- Advised Funds and Portfolios Overseen	Public Directorships
Terry K. Glenn*** (61)	Trustee and President	Trustee**** since 1999 and President since 2002	Chairman (Americas Region of MLIM) since 2001; Executive Vice President of MLIM and FAM (which terms as used herein include their corporate predecessors) since 1983; President, Merrill Lynch Mutual Funds since 1999; Executive Vice President and Director of Princeton Services, Inc. (“Princeton Services”) since 1993; President of FAM Distributors, Inc. (“FAMD”) since 1986 and Director thereof since 1991; President of Princeton Administrators, L.P. (“Princeton Administrators”) since 1988; Director of Financial Data Services, Inc. (“FDS”) since 1985.	120 registered investment companies consisting of 165 portfolios	None

Phillip S. Gillespie (39)	Secretary	Secretary since 2003	First Vice President of MLIM since 2001; Director of MLIM from 2000 to 2001; Vice President of the Manager from 1999 to 2000; Attorney associated with MLIM since 1998; Assistant General Counsel of Chancellor LGT Asset Management, Inc. from 1997 to 1998; Senior Counsel and Attorney in the Division of Investment Management and the Office of General Counsel at the U.S. Securities and Exchange Commission from 1993 to 1997.	58 registered investment companies consisting of 74 portfolios	None

Donald C. Burke (42)	Vice President and Treasurer	Vice President since 1998 and Treasurer since 1999	First Vice President of MLIM and FAM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President FAMD since 1999; Vice President of MLIM and FAM from 1990 to 1997; Director of Taxation of MLIM since 1990.	119 registered investment companies consisting of 164 portfolios	None

*	Unless otherwise indicated, the address of the interested Trustee and officers is P.O. Box 9011, Princeton, New Jersey 08543-9011.
**	Elected by and serves at the pleasure of the Board of Trustees of the Trust.
***	Mr. Glenn is an “interested person,” as defined in the Investment Company Act, of the Trust based on his former positions with MLIM, FAM, FAMD, Princeton Services and Princeton Administrators, L.P.
****	As a Trustee, Mr. Glenn serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until his death, resignation, or removal as provided in the Trust’s by-laws, charter or by statute.

Share Ownership. Information relating to each Trustee’s share ownership in the Trust and in all registered funds in the Merrill Lynch family of funds overseen by the respective Trustee (“Supervised Merrill Lynch Funds”) as of December 31, 2002 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity in the Portfolios*	Aggregate Dollar Range of Securities in All Supervised Merrill Lynch Funds
Interested Trustee:
Terry K. Glenn	N/A	over $100,000

Non-Interested Trustees:
David O. Beim	N/A	None
James T. Flynn	N/A	over $100,000
Todd Goodwin	N/A	None
George W. Holbrook, Jr.	N/A	None
W. Carl Kester	N/A	$10,001 – $50,000
Karen P. Robards	N/A	$50,001 – $100,000

*	The Portfolios do not offer their interests for sale to the public.

As of August 29, 2003, the officers and Trustees of the Trust as a group owned an aggregate of less than 1% of the outstanding shares of the Portfolios. As of December 31, 2002, none of the non-interested Trustees of the Trust or their immediate family members own beneficially or of record any securities of Merrill Lynch & Co., Inc. (“ML & Co.”).

Compensation of Directors/Trustees

Each non-interested Trustee receives an aggregate annual retainer of $84,750 for his or her services to all MLIM/FAM-advised funds for which he or she serves as Director. The portion of the annual retainer allocated to each applicable MLIM/FAM-advised fund is determined quarterly based, in general, on the relative net assets of each such fund. In addition, each non-interested Trustee receives a fee per in-person Board and per in-person Committee meeting attended. The aggregate annual per meeting fees paid to each non-interested Trustee total $34,000 for all MLIM/FAM-advised funds for which that Trustee serves.

The following table shows the compensation earned by the non-interested Directors/Trustees with respect to Portfolios for the fiscal year ended May 31, 2003 and the aggregate compensation paid by all MLIM/FAM-advised funds to the non-interested Directors/Trustees for the calendar year ended December 31, 2002.

Name of Director/Trustee	Compensation From Trust/ Feeder Funds	Pension or Retirement Benefits Accrued as Part of Fund/ Portfolio Expenses	Total Compensation From Fund/Portfolio and MLIM/FAM- Advised Funds*
David O. Beim	$17,500	None	$48,500
James T. Flynn	$17,500	None	$79,500
Todd Goodwin**	$12,001	None	$56,500
George W. Holbrook, Jr.**	$12,001	None	$56,500
W. Carl Kester	$17,500	None	$83,500
Karen P. Robards***	$17,500	None	$48,500

*	For the number of MLIM/FAM-advised funds from which each Trustee receives compensation, see the table beginning on page 16.
**	Elected as a Trustee effective September 1, 2002.
***	Chairman of the Committee.

Proxy Voting Policies and Procedures

Information relating to the Trust’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of each Feeder Fund Registration Statement.

Item 14.    Control Persons and Principal Holders of Securities

The following table sets forth control persons and principal holders of beneficial interests of the Portfolios as of August 29, 2003.

Name of Portfolio	Name and Address of Control Person	Percentage of Ownership of the Portfolios(1)	Percentage of Ownership of the Trust
International Portfolio	Merrill Lynch International Fund of Mercury Funds, Inc. (previously defined as the “Corporation”), P.O. Box 9011, Princeton, NJ 08543-9011	100%(2)	23.06%

Pan-European Growth Portfolio	Merrill Lynch Pan-European Growth Fund of the Corporation, PO Box 9011, Princeton, NJ 08543-9011	100%(2)	15.82%

Small Cap Growth Portfolio	Merrill Lynch Small Cap Growth Fund of the Corporation, PO Box 9011, Princeton, NJ 08543-9011	100%(2)	38.40%

(1)	Reflects either direct ownership of the Portfolios, or indirect ownership through one of a Fund’s beneficial owners.
(2)	Ownership of beneficial interest of the Portfolio is direct.

Mercury Funds, Inc. is organized in the state of Maryland.

All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interest in a Portfolio or in the Trust, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate beneficial interests of the Trust would be able to elect all the Trustees. With respect to the election of Trustees and ratification of accountants, the Holders of separate Portfolios vote together; they generally vote separately by Portfolio on other matters.

Item 15.    Investment Advisory and Other Services

The following information supplements and should be read in conjunction with Item 6 in the Trust’s Part A.

Information relating to the investment management and other services provided to the Trust by Fund Asset Management, L.P. and Merrill Lynch Investment Managers International Limited is incorporated herein by reference from Part A of each Feeder Fund Registration Statement, the section entitled “Management and Advisory Arrangements” in Part I of Part B of each Feeder Fund Registration Statement and from the section entitled “Management and Other Service Arrangements” in Part II of Part B of each Feeder Fund Registration Statement. The following list identifies the specific sections in Part A and Part B of each Feeder Fund Registration Statement under which the information required by Item 15 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No	Sections Incorporated by Reference from Part B of the Feeder Fund Registration Statements
Item 15(a)	Management and Advisory Arrangements Management and Other Service Arrangements

Item 15(c)	Management and Advisory Arrangements Management and Other Service Arrangements

Form N-1A Item No	Sections Incorporated by Reference from Part B of the Feeder Fund Registration Statements

Item 15(d)	Management and Advisory Arrangements Management and Other Service Arrangements

Item 15(e)	Not Applicable

Item 15(f)	Not Applicable

Item 15(g)	Not Applicable

Item 15(h)	Part A

Item 16.    Portfolio Transactions and Brokerage

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in Part B of each Feeder Fund Registration Statement.

Item 17.    Capital Stock and Other Securities

The following information supplements and should be read in conjunction with Item 6(b) and Item 7 in the Trust’s Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust. Upon liquidation of the Trust, Feeder Funds would be entitled to share in the assets of the Trust that are available for distribution in proportion to their investment in the Trust.

The Trust is organized as a statutory trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with their pro rata interests in the Trust. The Trust will not issue share certificates.

Each investor is entitled to a vote in proportion to the amount of its interest in a Portfolio or in the Trust, as the case may be. Investors in the Trust, or in any Portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

A Portfolio shall be dissolved by unanimous consent of the Trustees by written notice of dissolution to the Holders of the interests of the Portfolio. The Trust shall be dissolved upon the dissolution of the last remaining Portfolio.

The Declaration of Trust provides that obligations of the Trust and the Portfolios are not binding upon the Trustees individually but only upon the property of the Portfolios and that the Trustees will not be liable for any action or failure to act (including without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust), but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Portfolios, their Holders, Trustees, officers, employees and agents covering possible tort and other liabilities.

The Trust currently consists of twenty-four Portfolios, of which four are currently in operation. The Trust reserves the right to create and issue interests in a number of additional Portfolios. As indicated above, Holders of each Portfolio participate equally in the earnings and assets of the particular Portfolio. Holders of each Portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all Portfolios vote together in the election or selection of Trustees and accountants for the Trust. Upon liquidation or dissolution of a Portfolio, the Holders of such Portfolio are entitled to share in proportion to their investment in the net assets of such Portfolio available for distribution to Holders.

Item 18.    Purchase, Redemption and Pricing of Securities

Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. The number of Holders of any Portfolio shall be limited to fewer than 100. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

The net asset value of the interests of each Portfolio is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The net asset value is computed by deducting the amount of the Portfolio’s total liabilities from the value of its total assets. Expenses, including the advisory fees payable to the Investment Adviser, are accrued daily.

Securities held in a Portfolio’s portfolio that are traded on stock exchanges or NASDAQ National are valued at the last sale price or official close price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued, or lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees as the primary market. Long positions in securities traded in the OTC market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. Short positions in securities traded in the OTC market are valued at the last available ask price. When the Portfolio writes an option, the amount of the premium received is recorded on the books of the Portfolio as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price.

Options purchased by the Portfolio are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. The value of swaps, including interest rate swaps, caps and floors, will be determined by obtaining dealer quotations. Other investments, including financial futures contracts and related options, are generally valued at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

Bonds held by the Portfolios are traded primarily in the OTC market. In determining net asset value, the Portfolios use the valuations of portfolio securities furnished by a pricing service approved by the Board of Trustees. The pricing service typically values portfolio securities at the bid price or the yield equivalent when quotations are readily available. The bonds for which quotations are not readily available are valued at fair market value on a consistent basis as determined by the pricing service using a matrix system to determine valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Portfolio under the general supervision of the Board of Trustees. The Board of Trustees has determined in good faith that the use of a pricing service is a fair method of determining the valuation of portfolio securities.

Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Portfolio’s interests are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of a Portfolio’s net asset value. If events (e.g. a company announcement, market volatility or a natural disaster) that are expected to materially affect the value of such securities occur during such period, then these securities may be valued at their fair value as determined in good faith by the Trustees or by an Investment Adviser using a pricing service or procedures approved by the Trustees.

Each investor in the Trust may add to or reduce its investment in a Portfolio on each day the NYSE is open for trading. The value of each investor’s interest in the Portfolio will be determined after the close of business on the NYSE by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Portfolio. The close of business on the NYSE is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time or determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investments in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio after the close of business of the NYSE on the next determination of net asset value of the Portfolio. For further information concerning the Portfolios’ net asset value, and the valuation of the Portfolios’ assets, see Part A.

Redemptions

An investor in the Trust may withdraw all or a portion of its investment in any Portfolio on any day the NYSE is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in any Portfolio of the Trust may not be transferred.

Item 19.    Taxation of the Trust

The Trust is organized as a Delaware statutory trust. Each Portfolio is treated as a separate partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to federal income tax.

Based upon the status of each Portfolio as a partnership, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of such Portfolio) of such Portfolio’s ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Code and regulations promulgated thereunder.

Although, as described above, the Portfolios will not be subject to federal income tax, they will file appropriate income tax returns. Each prospective Investor Fund that is a regulated investment company (“RIC”) will be required to agree, in its subscription agreement, that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss and deduction of a Portfolio as they are taken into account by the Portfolio.

All of the Portfolios may invest in futures contracts or options. Certain options, futures contracts and options on futures contracts are “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses. Also, section 1256 contracts held by a Portfolio at the end of each taxable year are treated for federal income tax purposes as being sold on the last business day of such year for their fair market value. When the section 1256 contract is subsequently disposed of, the actual gain or loss will be adjusted by the amount of any preceding year-end gain or loss.

Foreign currency gains or losses from non-U.S. Dollar denominated debt instruments and from any non-U.S. Dollar denominated futures contracts, options and forward contracts that are not section 1256 contracts generally will be treated as ordinary income or loss.

Certain hedging transactions undertaken by a Portfolio may result in “straddles” for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Portfolios. In addition, losses realized by the Portfolios on positions that are part of a straddle may be deferred, rather than being taken into account in calculating taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of hedging transactions to the Portfolios are not entirely clear. The Portfolios may make one or more of the elections available under the Code which are applicable to straddles. If the Portfolios make any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, the conversion transaction or constructive sale rules may apply to certain transactions (including straddles) to change the character of capital gains to ordinary income or require the recognition of income prior to sale or other disposition.

The Portfolios may be subject to a withholding tax on dividend or interest income received from securities of a non-U.S. issuer imposed by a foreign country at the source. The United States has entered into tax treaties with many foreign countries which entitle the Portfolios to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Portfolio’s assets to be invested within various countries is not known and is expected to vary.

The Portfolios may make investments that produce income that is not matched by a corresponding cash receipt by the Portfolios, such as investments in obligations having original issue discount. Because such income may not be matched by a corresponding cash receipt, the Portfolios may be required to borrow money or dispose of other securities to be able to make distributions to investors.

Each Portfolio’s taxable income will in most cases be determined on the basis of reports made to such Portfolio by the issuers of the securities in which such Portfolio invests. The tax treatment of certain securities in which a Portfolio may invest is not free from doubt, and it is possible that an Internal Revenue Service examination of the issuers of such securities or of such Portfolio could result in adjustments to the income of the Portfolio.

Under the Trust, each Portfolio is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Portfolio level. Thus, consistent with its investment objectives, each Portfolio is expected to meet the income and diversification of assets tests of the Code applicable to RICs. The Portfolios have received rulings from the Internal Revenue Service that Holders of interests in the Portfolios that are RICs will be treated as owners of their proportionate shares of the Portfolios’ assets and income for purposes of the Code’s requirements applicable thereto.

Item 20.    Underwriters

The exclusive placement agent for each Portfolio of the Trust is FAM Distributors, Inc., an affiliate of the Investment Advisers and of Merrill Lynch, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. The Placement Agent receives no compensation for serving in this capacity. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolios.

Item 21.    Calculation of Performance Data

Not Applicable

Item 22.    Financial Statements

The financial statements of International Portfolio, Pan-European Growth Portfolio and Small Cap Growth Portfolio are incorporated into this Part B by reference to the 2003 Annual Reports of Merrill Lynch International Fund, Merrill Lynch Pan-European Growth Fund and Merrill Lynch Small Cap Growth Fund. The financial statements of Merrill Lynch Master Global Balanced Portfolio are incorporated into this Part B by reference to the 2002 Annual Report and May 31, 2003 Semi-Annual Report of Merrill Lynch Global Balanced Fund. You may request copies of the Annual and Semi-Annual Reports at no charge by calling 1-888-763-2260 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

APPENDIX A

RATINGS OF FIXED INCOME SECURITIES

Description of Moody’s Investors Services, Inc.’s Corporate Debt Ratings

Aaa	Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa	Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

A	Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa	Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba	Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and therefore not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B	Bonds that are rated B generally lack characteristics of desirable investments. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa	Bonds that are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca	Bonds that are rated Ca represent obligations that are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C	Bonds that are rated C are the lowest rated bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody’s may apply numerical modifiers 1, 2 and 3 in each generic classification from AA through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking, and the modifier 3 indicates that the issue ranks in the lower end of its generic category.

Description of Moody’s Commercial Paper Ratings

The term “commercial paper” as used by Moody’s means promissory obligations not having an original maturity in excess of nine months. Moody’s makes no representations as to whether such commercial paper is by any other definition “commercial paper” or is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

Moody’s commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody’s makes no representation that such obligations are exempt from registration under the Securities Act, nor does it represent that any specific note is a valid obligation of a rated issuer or issued in conformity with any applicable law. Moody’s employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

•	Leading market positions in well-established industries

•	High rates of return on funds employed

•	Conservative capitalization structures with moderate reliance on debt and ample asset protection

•	Broad margins in earnings coverage of fixed financial charges and higher internal cash generation

•	Well established access to a range of financial markets and assured sources of alternate liquidity

Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Issuers rated Prime-3 (or related supporting institutions) have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternative liquidity is maintained.

Issuers rated Not Prime do not fall within any of the Prime rating categories.

If an issuer represents to Moody’s that its commercial paper obligations are supported by the credit of another entity or entities, then the name or names of such supporting entity or entities are listed within parentheses beneath the name of the issuer, or there is a footnote referring the reader to another page for the name or names of the supporting entity or entities. In assigning ratings to such issuers, Moody’s evaluates the financial strength of the indicated affiliated corporations, commercial banks, insurance companies, foreign governments or other entities, but only as one factor in the total rating assessment. Moody’s makes no representation and gives no opinion on the legal validity or enforceability of any support arrangement. You are cautioned to review with your counsel any questions regarding particular support arrangements.

Description of Moody’s Preferred Stock Ratings

Because of the fundamental differences between preferred stocks and bonds, a variation of the bond rating symbols is being used in the quality ranking of preferred stocks. The symbols, presented below, are designed to avoid comparison with bond quality in absolute terms. It should always be borne in mind that preferred stocks occupy a junior position to bonds within a particular capital structure and that these securities are rated within the universe of preferred stocks.

Preferred stock rating symbols and their definitions are as follows:

AAA	An issue that is rated “AAA” is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

AA	An issue that is rated “AA” is considered a high-grade preferred stock. This rating indicates that there is reasonable assurance that earnings and asset protection will remain relatively well maintained in the foreseeable future.

a	An issue that is rated “a” is considered to be an upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the “AAA” and “AA” classifications, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

baa	An issue that is rated “baa” is considered to be medium grade, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

BA	An issue that is rated “BA” is considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

b	An issue that is rated “b” generally lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

CAA	An issue that is rated “CAA” is likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payments.

ca	An issue that is rated “ca” is speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payment.

c	This is the lowest rated class of preferred or preference stock. Issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody’s may apply numerical modifiers 1, 2 and 3 in each rating classification from “AA” through “b” in its preferred stock rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Description of Standard & Poor’s Corporate Debt Ratings

A Standard & Poor’s corporate or municipal rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligers such as guarantors, insurers or lessees.

The debt rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

The ratings are based on current information furnished by the issuer or obtained by Standard & Poor’s from other sources it considers reliable. Standard & Poor’s does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or for other reasons.

The ratings are based, in varying degrees, on the following considerations: (1) likelihood of default-capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and (3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

AAA	Debt rated AAA has the highest rating assigned by Standard & Poor’s. Capacity to pay interest and repay principal is extremely strong.

AA	Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest-rated issues only in small degree.

A	Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

BBB	Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher-rated categories.

Debt rated BB, B, CCC and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

BB	Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions that could lead to inadequate capacity to meet timely interest and principal payment. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

B	Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest or repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB- rating.

CCC	Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayments of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

CC	The rating CC is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.

C	The rating C is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC- debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed but debt service payments are continued.

CI	The rating CI is reserved for income bonds on which no interest is being paid.

D	Debt rated D is in default. The D rating is assigned on the day an interest or principal payment is missed. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

Plus (+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major ratings categories.

Provisional Ratings: The letter “p” indicates that the rating is provisional. A provisional rating assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood or risk of default upon failure of such completion. The investor should exercise judgment with respect to such likelihood and risk.

L	The letter “L” indicates that the rating pertains to the principal amount of those bonds to the extent that the underlying deposit collateral is insured by the Federal Savings & Loan Insurance Corp. or the Federal Deposit Insurance Corp. and interest is adequately collateralized.

*	Continuance of the rating is contingent upon Standard & Poor’s receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

NR	Indicates that no rating has been requested, that there is insufficient information on which to base a rating or that Standard & Poor’s does not rate a particular type of obligation as a matter of policy.

Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

Bond Investment Quality Standards: Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories (“AAA,” “AA,” “A,” “BBB,” commonly known as “investment grade” ratings) are generally regarded as eligible for bank investment. In addition, the laws of various states governing legal investments impose certain rating or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies and fiduciaries generally.

Description of Standard & Poor’s Commercial Paper Ratings

A Standard & Poor’s commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into four categories, ranging from “A” for the highest quality obligations to “D” for the lowest. The four categories are as follows:

A	Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety.

A-1	This designation indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign designation.

A-2	Capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as high as for issues designated “A-1.”

A-3	Issues carrying this designation have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B	Issues rated “B” are regarded as having only adequate capacity for timely payment. However, such capacity may be damaged by changing conditions or short-term adversities.

C	This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

D	This rating indicates that the issue is either in default or is expected to be in default upon maturity.

The commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based on current information furnished to Standard & Poor’s by the issuer or obtained from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information.

Description of Standard & Poor’s Preferred Stock Ratings

A Standard & Poor’s preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations. A preferred stock rating differs from a bond rating inasmuch as it is assigned to an equity issue, which issue is intrinsically different from, and subordinated to, a debt issue. Therefore, to reflect this difference, the preferred stock rating symbol will normally not be higher than the bond rating symbol assigned to, or that would be assigned to, the senior debt of the same issuer.

The preferred stock ratings are based on the following considerations:

I	Likelihood of payment-capacity and willingness of the issuer to meet the timely payment of preferred stock dividends and any applicable sinking fund requirements in accordance with the terms of the obligation.

II	Nature of, and provisions of, the issue.

III	Relative position of the issue in the event of bankruptcy, reorganization, or other arrangements affecting creditors’ rights.

AAA	This is the highest rating that may be assigned by Standard & Poor’s to a preferred stock issue and indicates an extremely strong capacity to pay the preferred stock obligations.

AA	A preferred stock issue rated “AA” also qualifies as a high-quality fixed income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated “AAA.”

A	An issue rated “A” is backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB	An issue rated “BBB” is regarded as backed by an adequate capacity to pay the preferred stock obligations. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the “A” category.

BB, B, CCC	Preferred stock rated “BB,” “B,” and are regarded, on balance, as predominantly speculative with respect to the issuer’s capacity to pay preferred stock obligations. “BB” indicates the lowest degree of speculation and “CCC” the highest degree of speculation. While such issues will likely have some quality and protection characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

CC	The rating “CC” is reserved for a preferred stock issue in arrears on dividends or sinking fund payments but that is currently paying.

C	A preferred stock rated “C” is a non-paying issue.

D	A preferred stock rated “D” is a nonpaying issue in default on debt instruments.

NR	indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

Plus (+) or Minus (-): To provide more detailed indications of preferred stock quality, the ratings from “AA” to “CCC” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

The preferred stock ratings are not a recommendation to purchase or sell a security, inasmuch as market price is not considered in arriving at the rating. Preferred stock ratings are wholly unrelated to Standard & Poor’s earnings and dividend rankings for common stocks.

The ratings are based on current information furnished to Standard & Poor’s by the issuer, and obtained by Standard & Poor’s from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information.

Description of Fitch Rating’s (“Fitch”) Investment Grade Bond Ratings

Fitch investment grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt in a timely manner.

The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and of any guarantor, as well as the economic and political environment that might affect the issuer’s future financial strength and credit quality.

Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guaranties unless otherwise indicated.

Bonds carrying the same rating are of similar but not necessarily identical credit quality since the rating categories do not fully reflect small differences in the degrees of credit risk.

Fitch ratings are not recommendations to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect of any security.

Fitch ratings are based on information obtained from issuers, other obligers, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

AAA	Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA	Bonds considered to be investment grade and of very high credit quality. The obligor’s ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated “AAA.” Because bonds rated in the “AAA” and “AA” categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated “F-1+.”

A	Bonds considered to be investment grade and of satisfactory credit quality. The obligor’s ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB	Bonds considered to be investment grade and of satisfactory credit quality. The obligor’s ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the “AAA” category.

NR Indicates that Fitch does not rate the specific issue.

Conditional	A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.

Suspended	A rating is suspended when Fitch deems the amount of information available from the issuer to be inadequate for rating purposes.

Withdrawn	A rating will be withdrawn when an issue matures or is called or refinanced and, at Fitch’s discretion, when an issuer fails to furnish proper and timely information.

FitchAlert	Ratings are placed on FitchAlert to notify investors of an occurrence that is likely to result in a rating change and the likely direction of such change. These are designated as “Positive” indicating a potential upgrade, “Negative,” for potential downgrade, or “Evolving,” where ratings may be raised or lowered. FitchAlert is relatively short-term, and should be resolved within 12 months.

Ratings Outlook: An outlook is used to describe the most likely direction of any rating change over the intermediate term. It is described as “Positive” or “Negative.” The absence of a designation indicates a stable outlook.

Description of Fitch Speculative Grade Bond Ratings

Fitch speculative grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings (“BB” to “C”) represent Fitch’s assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating (“DDD” to “D”) is an assessment of the ultimate recovery value through reorganization or liquidation.

The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer’s future financial strength.

Bonds that have the same rating are of similar but not necessarily identical credit quality since rating categories cannot fully reflect the differences in degrees of credit risk.

BB	Bonds are considered speculative. The obligor’s ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B	Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor’s limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC	Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC	Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C	Bonds are in imminent default in payment of interest or principal.

DDD DD D	Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. “DDD” represents the highest potential for recovery on these bonds, and “D” represents the lowest potential for recovery.

Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the “DDD,” “DD,” or “D” categories.

Description of Fitch Investment Grade Short-Term Ratings

Fitch’s short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer’s obligations in a timely manner.

Fitch short-term ratings are as follows:

F-1+	Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1	Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated “F-1+.”

F-2	Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned “F-1+” and “F-1” ratings.

F-3	Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.

F-S	Weak Credit Quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D	Default. Issues assigned this rating are in actual or imminent payment default. LOC. The symbol “LOC” indicates that the rating is based on a letter of credit issued by a commercial bank.

ALL PORTFOLIOS

PART C.    OTHER INFORMATION

Item 23.    Exhibits

Exhibit Number

1(a)	Declaration of Trust of Registrant(1)

1(b)	Amendment No. 1 to Declaration of Trust of Registrant(1)

1(c)	Certificate of Trust(1)

1(d)	Certificate of Amendment of Certificate of Trust(1)

1(e)	Certificate of Amendment of Certificate of Trust(2)

1(f)	Certificate of Amendment of Certificate of Trust(3)

1(g)	Amendment No. 2 to Declaration of Trust of Registrant(4)

1(h)	Amendment No. 3 to Declaration of Trust of Registrant(4)

1(i)	Certificate of Amendment of Certificate of Trust(5)

1(j)	Amendment No. 4 to Declaration of Trust of Registrant(5)

1(k)	Amendment No. 5 to Declaration of Trust of Registrant(10)

1(l)	Certificate of Amendment of Certificate of Trust(10)

1(m)	Amendment No. 6 to Declaration of Trust of Registrant(11)

1(n)	Certificate of Amendment of Certificate of Trust(11)

1(o)	Amendment No. 7 to Declaration of Trust(15)

1(p)	Certificate of Amendment of Certificate of Trust(15)

2	Second Amended and Restated By-Laws of Registrant(13)

3	Instrument Defining Rights of Security Holders. Incorporated by reference to Exhibits 1 and 2 above

4(a)	Investment Advisory Agreement between the Trust on behalf of Mercury Master International Portfolio and Mercury Advisors(1)

4(b)	Investment Advisory Agreement between the Trust on behalf of Mercury Master Pan-European Growth Portfolio and Mercury Advisors(1)

4(c)	Sub-Advisory Agreement between the Trust on behalf of Mercury Master International Portfolio and Fund Asset Management, L.P.(3)

4(d)	Sub-Advisory Agreement between the Trust on behalf of Mercury Master Pan-European Growth Portfolio and Fund Asset Management, L.P.(3)

4(h)	Sub-Advisory Agreement between the Trust on behalf of Mercury Master Gold and Mining Portfolio and Fund Asset Management, L.P.(3)

4(i)	Investment Advisory Agreement between the Trust on behalf of Mercury Master Global Balanced Portfolio and Merrill Lynch Investment Managers International Limited(3)

4(j)	Sub-Advisory Agreement between the Trust on behalf of Mercury Master Global Balanced Portfolio and Fund Asset Management L.P.(3)

Exhibit Number

4(k)	Investment Advisory Agreement between the Trust on behalf of Mercury Master U.S. Small Cap Growth Portfolio and Fund Asset Management, L.P.(5)

4(l)	Sub-Advisory Agreement between Fund Asset Management, L.P. and Mercury Advisors with respect to Mercury Master U.S. Small Cap Growth Portfolio(5)

5	Not Applicable

6	Not Applicable

7	Form of Custody Agreement between Registrant and Brown Brothers Harriman & Co.(19)

8(a)	Placement Agent Agreement between Registrant and FAM Distributors, Inc.(1)

8(b)	License Agreement relating to Use of Name among Mercury Advisors, Mercury Asset Management Group Ltd. and Registrant(1)

8(c)	Fee Agreement among Mercury Advisors, Fund Asset Management, L.P. and the Trust on behalf of Mercury Master Pan-European Growth Portfolio(4)

8(d)	Fee Agreement among Mercury Advisors, Fund Asset Management, L.P. and the Trust on behalf of Mercury Master International Portfolio(4)

8(g)	Fee Agreement among Mercury Advisors, Fund Asset Management, L.P. and the Trust on behalf of Mercury Master Global Balanced Portfolio(4)

8(h)	Amended and Restated Credit Agreement between the Registrant and a syndicate of banks(6)

8(k)	Form of Second Amended and Restated Credit Agreement between the Trust, a syndicate of banks, and certain other parties.(12)

8(l)	Form of Third Amended and Restated Credit Agreement between the Registrant, a syndicate of banks and certain other parties.(17)

8(m)	Administrative Services Agreement between State Street Bank and Trust Company and the Registrant(14)

8(n)	Form of Securities Lending Agency Agreement between the Registrant and QA Advisers LLC, dated August 10, 2001.(18)

9	Not Applicable

10(a)	Consent of Deloitte & Touche LLP, independent auditors for the Registrant*

11	Not Applicable

12(a)	Certificate of Mercury Funds, Inc. with respect to Mercury Master International Portfolio and Mercury Master Pan-European Growth Portfolio(1)

12(c)	Certificate of Mercury Funds, Inc. and FAM Distributors, Inc. with respect to Mercury Master Global Balanced Portfolio(3)

12(d)	Certificate of Mercury Funds, Inc. and FAM Distributors, Inc. with respect to Mercury Master U.S.(10) Small Cap Growth Portfolio(5)

12(e)	Certificate of Fund Asset Management, L.P. with respect to Mercury Master Select Growth Portfolio(10)

13	Not Applicable

14(a)	Not Applicable

Exhibit Number

14(b)	Powers of Attorney(16)

15	Not Applicable

16(a)	Code of Ethics(8)

16(b)	Code of Ethics for Turner Investment Partners, Inc.(9)

*	Filed herewith.
(1)	Incorporated by reference to same numbered exhibits to Registrant’s initial Registration Statement on Form N-1A (File No. 811-09049).
(2)	Incorporated by reference to identically numbered exhibit to Amendment No. 1 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(3)	Incorporated by reference to identically numbered exhibit to Amendment No. 2 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(4)	Incorporated by reference to identically numbered exhibit to Amendment No. 3 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(5)	Incorporated by reference to identically numbered exhibit to Amendment No. 4 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(6)	Incorporated by reference to Exhibit 8(b) to the Registration Statement on Form N-1A of Master Premier Growth Trust (File No. 811-09733), filed December 31, 1999.
(7)	Incorporated by reference to Exhibit 8(e) to the Registration Statement on Form N-1A of Mercury Gold and Mining Fund of Mercury Funds, Inc. (File Nos. 333-65955 and 811-08797).
(8)	Incorporated by reference to identically numbered exhibit to Post-Effective Amendment No. 2 to Mercury International Fund of Mercury Funds, Inc.’s Registration Statement on Form N-1A (File No. 333-56203).
(9)	Incorporated by reference to identically numbered exhibit to Pre-Effective Amendment No. 1 to Registration Statement of Mercury Select Growth Fund of Mercury Funds, Inc. on Form N-1A (File No. 333-32242).
(10)	Incorporated by reference to identically numbered exhibit to Amendment No. 6 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(11)	Incorporated by reference to identically numbered exhibit to Amendment No. 7 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(12)	Incorporated by reference to exhibit (b)(2) to the Issuer Tender Offer on Schedule TO under the Securities Exchange Act of 1934 of Merrill Lynch Senior Floating Rate Fund, Inc., filed on December 14, 2001 (File No. 333-39837).
(13)	Incorporated by reference to identically numbered exhibit to Amendment No. 8 to Registrant’s Registration Statement on Form N-1A (File No. 811-09049).
(14)	Incorporated by reference to identically numbered exhibit 8(c) to Post-Effective Amendment No. 20 to Merrill Lynch Growth Fund’s Registration Statement on Form N-1A (File No. 33-10794).
(15)	Incorporated by reference to identically numbered exhibit to Amendment No. 10 to Registrant’s Registration Statement (File No. 811-09049).
(16)	Incorporated by reference to identically numbered exhibit to Pre-Effective Amendment No. 4 to Registration Statement of Merrill Lynch Fundamental Growth Protected Fund of Merrill Lynch Principal Protected Trust on Form N-1A (File No. 811-21162)
(17)	Incorporated by reference to Exhibit (b)(3) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 13, 2002.
(18)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929), filed on July 24, 2002.
(19)	Incorporated by reference to Exhibit 7 to Amendment No. 2 to the Registration Statement on Form N-1A of Master Large Cap Series Trust (File No. 811-09739), filed on January 30, 2002.

Item 24.    Persons Controlled by or Under Common Control With the Trust

None.

Item 25.    Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Declaration of Trust (Exhibit 1 to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.2 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant’s Declaration of Trust provides:

Section 8.3.  Indemnification.    The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust (within the meaning of the 1940 Act) nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a)	the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b)	the Trust shall be insured against losses arising by reason of any lawful advances; or

(c)	there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i)	a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii)	an independent legal counsel in a written opinion.

Article VIII, Section 8.4 of the Registrant’s Declaration of Trust further provides:

Section 8.4.  No Protection Against Certain 1940 Act Liabilities.    Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust or any Series.

As permitted by Article VIII, Section 8.7, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and Bylaws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26.    Business and Other Connections of Investment Advisers

Merrill Lynch Investment Managers International Limited (“MLIMIL”) acts as the investment adviser for the following open-end registered investment companies: Merrill Lynch Master Global Balanced Portfolio of Mercury Master Trust (the “Trust “); Merrill Lynch Master International Portfolio of the Trust; Merrill Lynch Master Pan-European Growth Portfolio of the Trust; FAM acts as the investment adviser to the Merrill Lynch Master Small Cap Growth Portfolio of the Trust.

Set forth below is a list of each executive officer and partner of the MLIMIL indicating each business, profession, vocation or employment of a substantial nature in which each such person or entity has been engaged since June 2001 for his, her or its own account or in the capacity of director, officer, partner or trustee.

Name	Position(s) With MLIMIL	Other Substantial Business, Profession, Vocation or Employment
Peter John Gibbs	Chairman and Chief Executive Officer	Director of Mercury Asset Management International Channel Islands Ltd.; Director Merrill Lynch Asset Management UK Limited; Director Merrill Lynch Global Asset Management Limited; Member/Supervisory Board Merrill Lynch Investment Managers Kapitalanlagegesellschaft mbH, Taunusanlage 11, Frankfurt-am-Main, D-60329, Germany; Director Merrill Lynch Investment Managers Limited; Director Munich London Investment Management Ltd.

Simon G.B. Miles	Director	None

Bernadette Lewis	Assistant Secretary	Assistant Secretary of all of the following: Merrill Lynch Europe PLC; Merrill Lynch Investment Managers Executor & Trustee Co. Limited; Merrill Lynch Investment Managers Limited; Merrill Lynch Investment Managers Group Services Limited; Merrill Lynch Investment Managers Holdings Limited; Merrill Lynch Investment Managers No. 1 Limited; Merrill Lynch Investment Managers No. 2 Limited; ML Invest Holdings Limited; MLIS Limited; Munich London Investment Management Limited; Smith Bros (Services & Leasing) Limited.

Debra Anne Searle	Secretary	Secretary of Merrill Lynch Investment Managers Limited; Secretary of Merrill Lynch Investment Managers Group Limited. Further details below

Marc H. Brillon	Director	Secretary and Director of Merrill Lynch Investment Managers Canada (Institutional) Ltd.

Edoardo L. R. Mercadante	Director	None

Fund Asset Management, L.P.; (“FAM”), an affiliate of MLIMIL, acts as the investment adviser for a number of affiliated open-end and closed-end registered investment companies.

Merrill Lynch Investment Managers, L.P. (“MLIM”) acts as the investment adviser for a number of affiliated open-end and closed-end registered investment companies. MLIM also acts as sub-adviser to certain other portfolios.

Set forth below is a list of each executive officer and director of FAM indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged since June 1, 2001 for his, her or its own account or in the capacity of director, officer, partner or trustee. Additionally, Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies for which FAM, MLIM or an affiliate acts as investment adviser, and Mr. Doll is an officer of one or more such companies.

Name	Position(s) With FAM	Other Substantial Business, Profession, Vocation or Employment
ML & Co.	Limited Partner	Financial Services Holding Company; Limited Partner of MLIM

Princeton Services	General Partner	General Partner of MLIM

Robert C. Doll, Jr.	President	President of MLIM; Director of Princeton Services, Inc. (“Princeton Services”);

Donald C. Burke	First Vice President, Treasurer and Director of Taxation	First Vice President, Treasurer and Director of Taxation of MLIM; Senior Vice President and Treasurer of Princeton Services from 1997 to 2002; Vice President of FAMD;

Andrew J. Donohue	General Counsel	General Counsel of MLIM and Princeton Services, Inc.

Lawrence Haber	Chief Financial Officer	Chief Financial Officer and First Vice President of MLIM; Senior Vice President and Treasurer of Princeton Services, Inc.

Brian A. Murdock	Chief Operating Officer	Chief Operating Officer and First Vice President of MLIM; Executive Vice President of Princeton Services; Chief Investment Officer of EMEA Pacific Region and Global CIO for Fixed Income and Alternative Investments; Head of MLIM’s Pacific Region and President of MLIM Japan, Australia and Asia

The address of each of these registered investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for Institutions Series is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665. The address of FAM, MLIM, Princeton Services and Princeton Administrators, L.P. is also P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of FAMD is P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and ML & Co. is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080. The address of the Fund’s transfer agent, Financial Data Services, Inc. (“FDS”), is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

Item 27.    Principal Underwriters

(a) FAMD acts as placement agent for the Registrant and as principal underwriter for each of the following open-end registered investment companies: Financial Institutions Series Trust, Mercury Basic Value Fund, Inc., Mercury Funds II, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch Emerging Markets Debt Fund, Inc., Merrill Lynch Equity Income Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Balanced Fund of Mercury Funds, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch International Equity Fund, Merrill Lynch International Fund of Mercury

Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Large Cap Growth V.I. Fund of Mercury V.I. Funds, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Pan-European Growth Fund of Mercury Funds, Inc., Merrill Lynch Principal Protected Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch Small Cap Value Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc. and The Asset Program, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

(b) Set forth below is information concerning each director and officer of the Placement Agent. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with the Registrant
Brian Murdock	President	None

Michael G. Clark	Treasurer and Director	None

Thomas J. Verage	Director	None

Donald C. Burke	Vice President	Vice President and Treasurer

Item 28.    Location of Accounts and Records

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder are maintained at the offices of:

(1)	the registrant, Mercury Master Trust, 800 Scudders Mill Road, Plainsboro, New Jersey 08536;

(2)	the custodian, Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109;

(3)	Merrill Lynch Investment Managers International Limited, the investment adviser of International Portfolio and Pan-European Growth Portfolio, 33 King William Street, London EC4R 9AS, England, and Fund Asset Management, L.P., the investment adviser of Small Cap Growth Portfolio, 800 Scudders Mill Road, Plainsboro, New Jersey 08536 and

(4)	Fund Asset Management, L.P., the sub-adviser of International Portfolio and Pan-European Growth Portfolio, 800 Scudders Mill Road, Plainsboro, New Jersey 08536; Mercury Advisors, the sub-adviser of Small Cap Growth Portfolio, 33 King William Street, London EC4R 9AS, England.

Item 29.    Management Services

Other than as set forth under the caption “Management, Organization, and Capital Structure” of the Fund in Part A of the Registration Statement and under “Investment Advisory and Other Services” in Part B of the Registration Statement, the Registrant is not party to any management-related service contract.

Item 30.    Undertakings

None.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 22nd day of September, 2003.

MERCURY MASTER TRUST (Registrant)

By:	/s/ TERRY K. GLENN
(Terry K. Glenn, President and Trustee)

INDEX TO EXHIBITS

Exhibit Number	Description

10(a)	— Consent of Deloitte & Touche LLP, independent auditors for Registrant.